Exhibit 99.1.1


                       EMPIRE STATE MUNICIPAL EXEMPT TRUST

                              GUARANTEED SERIES 182

                            REFERENCE TRUST AGREEMENT



               This Reference Trust Agreement dated November 10, 2005, among Glickenhaus & Co., as Depositor, The Bank of New York, as Trustee and CapeLogic, Inc., as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Empire State Municipal Exempt Trust, Guaranteed Series 182 (and Subsequent Series), Trust Indenture and Agreement" dated November 9, 2005, as amended in part by this Reference Trust Agreement (herein as amended or supplemented called the "Indenture"). This Reference Trust Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.

                                WITNESSETH THAT:

               In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, and the Evaluator agree as follows:

                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

               Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

               The following special terms and conditions are hereby agreed to:

               (A) The interest-bearing obligations listed in the Prospectus related to Empire State Municipal Exempt Trust, Guaranteed Series 182 have been deposited in trust under this Indenture (See "Portfolio" in Part A of the Prospectus which for purposes of this Indenture is the Schedule of Securities or Schedule A).

               (B) For the purposes of the definition of the Unit in item (24) of Section 1.1, the fractional undivided interest in and ownership of the Trust is 3,500.

               (C) The fiscal year for the Trust shall end on July 31st of each year.

               (D) All Certificateholders of record on December 15, 2005 (the "First Monthly Record Date"), who have selected the monthly distribution plan, will receive a distribution to be made on or shortly after January 1, 2006 (the "First Distribution Date"), and thereafter distributions will be made monthly. The first semi-annual distribution will be made on or shortly after June 1, 2006, to all Certificateholders of record on May 15, 2006, who have selected the semi-annual distribution plan, and thereafter distributions will be made semi-annually.

               (E) The First Settlement Date shall mean November 16, 2005.

               (F) The number of Units referred to in Section 2.3 is 3,500.

               (G) For the purposes of Section 4.3, the Evaluator shall receive for each evaluation of the Bonds in the Trust $.50 per Bond for each valuation.

               (H) For purposes of Section 6.4, the Trustee shall be paid per annum $1.11 per $1,000 principal amount of Bonds for that portion of the Trust under the monthly distribution plan and $.71 per $1,000 principal amount of Bonds for that portion of the Trust under the semi-annual distribution plan.

               (I) For purposes of Section 8.6, the Depositor's maximum annual fee is hereby specified to be $.25 per $1,000 principal amount of Bonds in the Trust.

               (J) For purposes of Section 9.2, the Mandatory Termination Date for the Trust is November 15, 2044.

               (K) For purposes of this Series of Empire State Municipal Exempt Trust, the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series as set forth above.

               (L) For purposes of this Series of Empire State Municipal Exempt Trust, the execution date of this Indenture shall be the date first written above.

               IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                         [Signatures on separate pages]

                                         GLICKENHAUS & CO.


                                         By  /s/ Michael J. Lynch
                                            ------------------------------------
                                                  Attorney-in-Fact
                                                  for each of the
                                                  General Partners



STATE OF NEW YORK                  )
                                   )  ss.:
COUNTY OF NEW YORK                 )

                  I, Anna Mallozzi, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Michael Lynch personally known to me to be the same whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as Attorney-in-Fact for each of the General Partners, and as the free and voluntary act of said GLICKENHAUS & CO., for the uses and purposes therein set forth.

                  GIVEN, under my hand and notarial seal this 8th day of November, 2005.


                                                  /s/ Anna Mallozzi
                                            ------------------------------------
                                                     Notary Public




[SEAL]  Anna Mallozzi
        Notary Public, State of New YOrk
        No. 41-4997426
        Qualified in Queens County
        Commission expires June 8, 2006


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                                         THE BANK OF NEW YORK, Trustee


                                         By   /s/ Michael Kauffer
                                           -------------------------------------


ATTEST:



By   /s/ Milton Dinas
   -----------------------------------------

(CORPORATE SEAL)



STATE OF NEW YORK                  )
                                   )  ss.:
COUNTY OF NEW YORK                 )

                  I, Emmanuel Lytle, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Michael Kauffer and Milton Dinas personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and A.T., respectively, of The Bank of New York, appeared before me this day in person, and acknowledge that they signed, sealed with the corporate seal of The Bank of New York and delivered the said instrument as their free and voluntary act as such Vice President and A.T. , respectively, and as the free and voluntary act of said The Bank of New York for the uses and purposes therein set forth.

                  GIVEN, under my hand and notarial seal this 7th day of November, 2005.



                                              /s/ Emmanuel T. Lytle, Jr.
                                           -------------------------------------
                                            Notary Public

[SEAL]  Emmanuel T. Lytle, Jr.
        Notary Public, State of New YOrk
        No. 41-4696933
        Qualified in Queens County
        Commission expires April 30, 2007

                                         CAPELOGIC, INC., Evaluator


                                         By   /s/ Randall J. Soderberg
                                            ------------------------------------
                                            Randall J. Soderberg
                                            President



ATTEST:




By  /s/ Salman Ahmad
  ------------------------------------------
         Salman Ahmad
         Treasurer

(CORPORATE SEAL)